UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
February 19, 2009
COCA-COLA BOTTLING CO. CONSOLIDATED
(Exact name of registrant as specified in its charter)

Delaware	0-9286	56-0950585
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)
4100 Coca-Cola Plaza, Charlotte, North Carolina 28211
(Address of principal executive offices)          (Zip Code)
(704) 557-4400
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On February 19, 2009, Coca-Cola Bottling Co. Consolidated (the “Company”) entered into an Amended and Restated Stock Rights and Restrictions Agreement (the “Amended Rights and Restrictions Agreement”) with The Coca-Cola Company (“TCCC”) and J. Frank Harrison, III, the Company’s Chairman and Chief Executive Officer, that amends and restates the Stock Rights and Restrictions Agreement dated January 27, 1989 (the “Rights and Restrictions Agreement”) between the Company and TCCC. In connection with the parties entering into the Amended Rights and Restrictions Agreement, TCCC converted all of its 497,670 shares of the Company’s Class B Common Stock into an equivalent number of shares of Common Stock of the Company. The Common Stock has one vote per share on all matters submitted for a vote of the Company’s stockholders and the Class B Common Stock has 20 votes per share on such matters.
The material terms and conditions of the Amended Rights and Restrictions Agreement include the following:
•	so long as no person or group controls more of the Company’s voting power than is collectively controlled by J. Frank Harrison, III, trustees under the will of J. Frank Harrison, Jr. and any trust that holds shares of the Company’s stock for the benefit of descendants of J. Frank Harrison, Jr. (collectively, the “Harrison Family”), TCCC will not acquire additional shares of the Company’s stock without the consent of the Company;

•	so long as no person or group controls more of the Company’s voting power than is controlled by the Harrison Family, the Company has a right of first refusal with respect to any proposed disposition by TCCC of shares of Company stock;

•	the Company has the right through January 27, 2019, to call for redemption the number of shares of Company stock that would reduce TCCC’s equity ownership in the Company to 20% at a price not less than $42.50 per share, which is either mutually determined by the parties or determined by an appraisal or appraisals conducted by an investment banker or bankers appointed by the parties;

•	TCCC has certain registration rights with respect to shares of Company stock owned by it; and

•	as long as TCCC holds the number of shares of stock in the Company that it currently owns, it has the right to have its designee proposed by the Company for nomination to its board of directors, and Mr. Harrison and trustees of certain trusts established for the benefit of descendants of J. Frank Harrison, Jr. have agreed to vote shares of Company stock which they control in favor of such designee.
The Amended Rights and Restrictions Agreement also provides TCCC the option to exchange the 497,670 shares of Common Stock in the Company it acquired upon conversion of the Class B Common Stock into an equivalent number of shares of Class B Common Stock in the event any person or group acquires control of more of the Company’s voting power than is controlled by the Harrison Family.

Finally, the Amended Rights and Restrictions Agreement eliminates certain provisions of the current Rights and Restrictions Agreement relating to TCCC’s option and obligation to maintain certain equity and voting percentages in the Company and TCCC’s preemptive right to acquire shares of Company stock.
For a description of certain material relationships between the Company, TCCC and Mr. Harrison, see the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2007, including the portions of its Proxy Statement filed pursuant to Section 14 of the Securities Exchange Act of 1934 incorporated by reference therein.
The Amended Rights and Restrictions Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference.
Item 1.02. Termination of a Material Definitive Agreement.
In connection with the entering into of the Amended Rights and Restrictions Agreement, TCCC and Mr. Harrison terminated the Irrevocable Proxy (the “Irrevocable Proxy”) granted to Mr. Harrison by TCCC and the Voting Agreement between TCCC, J. Frank Harrison, Jr., J. Frank Harrison, III and Reid Henson, as trustee, dated January 27, 1989 (the “Voting Agreement”). Pursuant to the Irrevocable Proxy, Mr. Harrison was granted an irrevocable proxy with respect to all shares of Class B Common Stock and Common Stock owned by TCCC covering all matters on which the holders of such shares were entitled to vote other than certain mergers, consolidations, asset sales and other fundamental corporate transactions.
Pursuant to the Voting Agreement, Mr. Harrison was granted an option to purchase the shares of Class B Common Stock held by TCCC in certain circumstances. Mr. Harrison’s agreement to vote his shares of Company Stock in favor of TCCC’s designee to the Company’s board of directors formerly contained in the Voting Agreement is now included in the Amended Rights and Restrictions Agreement.
The Termination of Irrevocable Proxy and Voting Agreement dated February 19, 2009 is attached as Exhibit 10.2 hereto and is incorporated herein by reference.
Item 3.02. Unregistered Shares of Equity Securities.
The 497,670 shares of Common Stock issued to TCCC on February 19, 2009 upon conversion of an equivalent number of shares of Class B Common Stock were issued in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Stock Rights and Restrictions Agreement, dated February 19, 2009, by and among Coca-Cola Bottling Co. Consolidated, The Coca-Cola Company and J. Frank Harrison, III.

10.2	Termination of Irrevocable Proxy and Voting Agreement, dated February 19, 2009, between The Coca-Cola Company and J. Frank Harrison, III.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA BOTTLING CO. CONSOLIDATED (REGISTRANT)

Date: February 19, 2009	BY:	/s/ James E. Harris

James E. Harris Principal Financial Officer of the Registrant and Senior Vice President and Chief Financial Officer

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
EXHIBITS
CURRENT REPORT ON FORM 8-K

Date of Event Reported:	Commission File No:
February 19, 2009	0-9286
COCA-COLA BOTTLING CO. CONSOLIDATED
EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Amended and Restated Stock Rights and Restrictions Agreement, dated February 19, 2009, by and among Coca-Cola Bottling Co. Consolidated, The Coca-Cola Company and J. Frank Harrison, III.

10.2	Termination of Irrevocable Proxy and Voting Agreement, dated February 19, 2009, between The Coca-Cola Company and J. Frank Harrison, III.